UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2025

Date of Report (Date of earliest event reported)

LIMITLESS X HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9777 Wilshire Blvd, #400
Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

(855) 413-7030

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N./A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

Lease Agreement for the Limitless Manny Pacquiao Impact Performance & Training Center

On October 15, 2025, Limitless Entertainment, Inc. (“Limitless Entertainment”), a wholly-owned subsidiary of the Limitless X Holdings Inc. (the “Company”) entered into Retail Lease with RWBP Highland, L.P. (“Landlord”) for the premises located at 1724 N Highland Avenue Suite 270, Los Angeles, California 9002, which comprises approximately 3,815 rentable square feet (the “Lease”). The Lease will serve as the Limitless Manny Pacquiao Impact Performance & Training Center where Limitless Entertainment will use the premises as a first-class studio fitness and private training facility, and for promotional events and content creation. The Lease is for a five (5) year term, and Limitless Entertainment has the option to extend the Lease for an additional five (5) year term.

Limitless Entertainment’s obligation to pay rent commences on February 1, 2026. Minimum monthly base rent is scheduled as follows during the initial term: $14,306.25 per month from February 1, 2026 to January 31, 2027; $15,260.00 per month from February 1, 2027 to January 31, 2028; $15,260.00 per month from February 1, 2028 to January 31, 2029; $16,213.75 per month from February 1, 2029 to January 31, 2030; and $16,213.75 per month from February 1, 2030 to January 31, 2031; rent for the option period is determined per the Lease at 103% of the prior year’s minimum rent with 3% annual increases. In addition to base rent, Limitless Entrtainment will pay additional rent for its pro rata share of common area costs, taxes, and insurance initially capped at $1.00 per square foot per month, escalating by 3% annually (including any option period).

Limitless Entertainment prepaid $18,121.25 for its first full month of rent (inclusive of other costs such as its pro rata share of common area costs, taxes and insurance) and a security deposit of $97,282.50. Limitless Entertainment was granted an allowance for improvements of $38,150.00 subject to the terms and conditions of the Lease.

The Lease contains customary covenants, representations, and obligations for a retail lease, including delivery conditions precedent (execution, prepaid rent, security deposit, utility accounts, and insurance), an obligation to open for business within 90 days after delivery, maintenance, insurance, indemnities, and restrictions on alterations and use.

The Lease provides for Landlord’s termination rights upon specified casualty events and includes condemnation provisions with corresponding rent abatements or terminations, as applicable. Assignment and subletting are restricted, with permitted transfers to Company affiliates subject to stated conditions. Events of default and remedies include late charges, interest, termination rights, recovery of damages, and other remedies permitted under California law. The obligations under the Lease are guaranteed by the Company and Jas Mathur pursuant to a separate guaranty agreement. The Lease is governed by California law and includes a waiver of jury trial with judicial reference provisions. The foregoing description is only a summary of the Lease and the Guaranty is qualified in its entirety by reference to the full text of the Lease, and the Guaranty Agreement, which are attached hereto as Exhibit 10.1 and 10.6, respectively.

Securities Purchase Agreement and Promissory Note with CFI Capital, LLC

On November 3, 2025, the Company entered into a Securities Purchase Agreement (the “CFI SPA”) with CFI Capital, LLC (“CFI”), pursuant to which the Company agreed to issue and sell, and CFI agreed to purchase, a six percent (6%) convertible redeemable note (the “CFI Note”) in the aggregate principal amount of $150,000.00.The CFI Note contains an original issue discount of $15,000.00, resulting in a purchase price of $135,000.00, as well as a deduction of $5,000.00 for CFI’s legal fees, and is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to the terms and conditions set forth in the CFI Note. The interest rate under the CFI Note is six percent (6%) per annum and begins to accrue on November 3, 2025 (the “CFI Issuance Date”). The principal amount and any interest accrued under the CFI Note is due at or before maturity on November 3, 2026.

Following the six-month anniversary of the CFI Issuance Date, CFI may at any time, subject to certain beneficial ownership limitations, convert all or any amount of the principal amount and any accrued interest under the CFI Note then outstanding into shares of Common Stock at a conversion price equal to sixty-five percent (65%) of the lowest trading price of the Common Stock for the twenty (20) prior trading days (the “Lookback Period”) including the date on which CFI provides notice of the conversion, subject to adjustment as provided in the CFI Note (the “CFI Conversion Price”).

The CFI Note may be prepaid in accordance with certain premiums and/or penalties. In the case of a “Sale Event” (as defined in the CFI Note), the Company is required upon the request and election of CFI to either (i) redeem the CFI Note in cash subject to any prepayment premiums or penalties or (ii) issue shares of Common Stock at the CFI Conversion Price.

Among other remedies for specific events of default, upon an event of default (as defined in the CFI Note), interest shall accrue at a default interest rate at the highest rate of interest permitted by law in the state of Florida, and the CFI Conversion Price shall be adjusted to 45% of the lowest trading price during the Lookback Period.

The CFI SPA and CFI Note include customary representations, warranties and covenants requiring the Company to maintain its corporate existence and listing on OTC Markets or a national exchange, provide notice of corporate actions, maintain adequate share reserves, and increase authorized capital if necessary. The Company agreed not to terminate its transfer agent without CFI’s consent. Breach of these covenants constitutes an event of default under the CFI Note, triggering remedies including increased conversion discounts and default interest. The agreements also provide for injunctive relief and require further assurances to carry out the transaction’s intent.

The issuance of the CFI Note was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder. The foregoing descriptions of the CFI SPA and CFI Note are not complete and are qualified in their entirety by reference to the full text of such agreements, which are attached as Exhibits 10.2 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Securities Purchase Agreement and Promissory Note with Labrys Fund II, L.P.

On November 5, 2025, the Company entered into a Securities Purchase Agreement (the “Labrys SPA”) with Labrys Fund II, L.P. (“Labrys”), pursuant to which the Company issued a promissory note (the “Labrys Note”) in the principal amount of $275,000, which includes an original issue discount of $25,000. Labrys paid a purchase price of $250,000, net of a $5,000 legal fee holdback. The Labrys Note carries a one-time interest charge of 8% ($22,000) and matures twelve (12) months from its issue date (November 5, 2026). In addition, as additional consideration under the Labrys SPA, the Company issued 6,750 commitment shares of Common Stock to Labrys, which were earned in full at closing.

The Labrys Note is convertible into shares of Common Stock at a conversion price equal to 85% of the lowest closing bid price during the fifteen (15) trading days immediately preceding the conversion date (the “Market Price”), subject to customary adjustments for stock splits, dividends, recapitalizations and similar events. The Labrys Note also permits Labrys to deduct $1,750 from each conversion amount to cover its fees. A beneficial ownership limitation prohibits conversion to the extent it would cause Labrys (together with its affiliates and attribution parties) to beneficially own more than 4.99% of the Company’s outstanding Common Stock, provided Labrys may elect to increase or decrease that cap up to 9.99% on 61 days’ prior written notice.

The Company must reserve from authorized but unissued stock at least 827,010 shares of Common Stock (or an amount equal to four (4) times the shares issuable on full conversion at the then-applicable price), beginning on the issue date. Labrys’ conversion right begins on any calendar day upon the earlier of: (i) the occurrence of an Event of Default under the Labrys Note; or (ii) the Company’s failure to timely pay any amortization payment required by Section 4.14 of the Labrys Note.

Upon an Event of Default (as defined in the Labrys Note), the Labrys Note becomes immediately due and payable at 150% of outstanding principal plus accrued interest and costs, and Labrys may convert all or any portion of the Labrys Note (including the “Default Amount”) into Common Stock, even if such conversion occurs after the maturity date.

The Company may prepay the Labrys Note, at its option, only within ninety (90) days after the issue date, subject to prepayment percentages of 96% (days 0-60) and 97% (days 61-90), and on three (3) trading days’ prior notice; Labrys may elect to convert during the notice window even if the Labrys Note is not otherwise convertible. Beginning February 5, 2026, the Company must make monthly amortization payments of $29,700 on the dates specified in Section 4.14 of the Labrys Note (continuing generally on or about the 5th of each month through October 5, 2026, with the remaining balance due November 5, 2026). Failure to timely make any amortization payment is both a conversion trigger and an Event of Default under the Labrys Note.

If the Company or any subsidiary receives cash proceeds from any source before the Labrys Note is fully repaid or converted (including financings, asset sales, receivable sales/advances, customer payments, warrant exercises, or equity line puts), the Company must promptly notify Labrys, which may require that up to 50% of such proceeds be immediately applied to repay amounts due under the Labrys Note. The Company’s failure to comply constitutes an Event of Default.

The Labrys SPA includes use-of-proceeds restrictions (business development and working capital only; no insider debt repayments, no repayment of prior convertible financings, and no loans to insiders), piggyback registration rights covering conversion and commitment shares, listing and reporting obligations, corporate-existence and no-change-of-business covenants, and no integration provisions. The Labrys SPA also provides a most favored nation clause, a right of participation (requiring an offer notice and giving Labrys the right to take at least 20% of any “Subsequent Placement,” with specified timing and process and liquidated damages for non-compliance), and a D&O insurance covenant (purchase within 60 days post-closing with tail coverage). The Labrys SPA and Labrys Note further restrict 3(a)(9) and 3(a)(10) transactions, impose transfer-agent instruction requirements, and include arbitration, venue, attorney’s fees and jury-trial waivers.

The issuance of the Labrys Note and the commitment shares of Common Stock was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The foregoing descriptions of the Labrys SPA and Labrys Note do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached as Exhibits 10.3 and 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Securities Purchase Agreement and Promissory Note with GS Capital Partners, LLC

On November 10, 2025, the Company entered into a Securities Purchase Agreement (the “GSCP SPA”) with GS Capital Partners, LLC (“GSCP”), pursuant to which the Company agreed to issue and sell, and GSCP agreed to purchase, a convertible note (the “GSCP Note”) in the aggregate principal amount of $140,000.00. The GSCP Note contains an original issue discount of $14,000.00, resulting in a purchase price of $126,000.00, as well as a deduction of $4,000.00 for GSCP’s legal fees, and is convertible into shares of Common Stock subject to the terms and conditions set forth in the GSCP Note.

The GSCP Note bears a one-time guaranteed interest of twelve percent (12%) per annum for the 12-months following November 10, 2025 (the “GSCP Issuance Date”), which is due on the GSCP Issuance Date and is added to the principal balance. The principal amount (inclusive of interest) under the GSCP Note is due at or before November 10, 2026 or earlier upon acceleration or prepayment. Principal payments are scheduled in six monthly installments of $26,133.33, beginning on the 181st day after the GSCP Issuance Date and continuing every thirty (30) days thereafter for six (6) months; the final principal and interest payment is due at maturity. The GSCP Note may be prepaid at any time.

Upon an Event of Default (as defined under the GSCP Note), GSCP may, at its option and subject to certain beneficial ownership limitations, convert all or any amount of the principal amount and any accrued interest, including Default Interest (24% per annum or the legal maximum in the state of Nevada) or other fees or payments owed under the GSCP Note then outstanding into shares of Common Stock at a conversion price equal to sixty-five percent (65%) of the lowest trading price of the Common Stock for the fifteen (15) prior trading days immediately preceding the date on which GSCP provides notice of the conversion (the “GSCP Conversion Price”), subject to adjustment as provided in the GSCP Note. Additionally, upon an Event of Default, the GSCP Note will become immediately due and payable, which includes 150% of the total sum of the outstanding principal balance, plus any accrued interest, plus any Default Interest, plus other fees or costs outstanding under the GSCP Note at the Event of Default.

The GSCP SPA includes customary representations and warranties by both the Company and GSCP, including with respect to federal securities laws. The GSCP SPA also contains certain restrictions on transfer and resale of the securities. The GSCP SPA and GSCP Note also provide for a “most favored nations” provision, whereby if the Company issues securities with more favorable terms to another party, such terms may, at GSCP’s option, become part of the GSCP SPA, and any terms will be adjusted on a ratchet basis.

The issuance of the GSCP Note was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The foregoing descriptions of the GSCP SPA and GSCP Note are not complete and are qualified in their entirety by reference to the full text of such agreements, which are attached as Exhibits 10.4 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Securities Purchase Agreement, Warrants and Promissory Note with Auctus Fund, LLC

On November 11, 2025, the Company entered into a Securities Purchase Agreement (the “Auctus SPA”) with Auctus Fund, LLC (“Auctus”), pursuant to which the Company issued a promissory note (the “Auctus Note”) in the principal amount of $110,000, bearing a one-time interest charge of 12% and maturing twelve months from the date of issuance. From the purchase price, Auctus withheld $4,000.00 to cover its legal fees and $5,000.00 to cover due diligence costs payable to Auctus Fund Management, LLC, resulting in net proceeds to the Company of $101,000.00. The Company is required to make monthly amortization payments beginning December 11, 2025, in the amount of $12,000 per month, with a final payment of $1,600 on October 11, 2026, and the remaining balance due on November 11, 2026.

The Auctus Note is convertible into shares of Common Stock at a conversion price equal to 60% of the lowest traded price of Common Stock during the fifteen (15) trading days prior to conversion, subject to adjustment and a 4.99% beneficial ownership limitation. Conversion rights do not begin until six months after the issue date (May 11, 2026); however, if an Event of Default (as defined under the Auctus Note) occurs prior to that date, Auctus may immediately convert all or any portion of the Auctus Note, including the Default Amount, into Common Stock.

In connection with the transaction, the Company issued two common stock purchase warrants to Auctus: the first warrant (the “First Warrant”) entitles Auctus to purchase 78,571 shares of Common Stock at an initial exercise price of $1.40 per share, and the second warrant (the “Second Warrant”) entitles Auctus to purchase 78,572 shares at the same price. Both warrants have a five-year term, include cashless exercise provisions, and contain anti-dilution protections; however, the Second Warrant may only be exercised upon an Event of Default under the Auctus Note and will be cancelled if the Auctus Note is repaid prior to any default.

The Auctus SPA and Auctus Note contain material covenants, including restrictions on the use of proceeds to business development and working capital, a prohibition on repayment of insider debt and variable rate transactions, and a right of first refusal for Auctus to participate in any subsequent placement of securities for eighteen months or until the Auctus Note is extinguished. The Company is also prohibited from entering into any variable rate financing until the Auctus Note is fully repaid or converted, and granted Auctus piggyback registration rights for the shares issuable upon conversion of the Auctus Note and exercise of the warrants. Additional covenants require the Company to maintain its listing on a principal market, remain current in SEC reporting obligations, refrain from changing its business or selling material assets without Auctus’ consent, and not take any action to avoid its obligations under the Auctus SPA or related documents.

If the Company or any subsidiary receives cash proceeds from any source, including financings, asset sales, receivables sales/advances, customer payments, warrant exercises or equity lines, it must promptly notify Auctus, which may require that up to 50% of such proceeds be immediately applied to repay the Auctus Note.

Events of Default under the Auctus Note include failure to pay amounts due, failure to deliver shares upon conversion, breach of covenants, bankruptcy, cessation of operations, failure to comply with SEC reporting requirements, failure to maintain a market capitalization of at least $5 million, and entry into prohibited transactions. Upon an Event of Default under the Auctus Note, the Auctus Note becomes immediately due and payable at 150% of the outstanding principal plus interest, and Auctus may convert the default amount into Common Stock. The Auctus Note also restricts the Company from paying dividends, repurchasing stock, or incurring certain indebtedness without Auctus’s consent.

The Auctus SPA and Auctus Note also contain D&O insurance covenants (purchase within 60 days post-closing with tail coverage), restrict 3(a)(9) and 3(a)(10) transactions, impose transfer-agent instruction requirements, and include arbitration, venue, attorney’s fees and jury-trial waivers.

The issuance of the Auctus Note and Warrants was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The foregoing descriptions of the Auctus SPA, Auctus Note, First Warrant and Second Warrant are not complete and are qualified in their entirety by reference to the full text of such agreements, which are attached as Exhibits 10.5, 4.4, 4.5, and 4.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Promissory Note by and between the Company and CFI Capital, LLC dated November 3, 2025
4.2	Promissory Note Agreement by and between the Company and Labrys Fund II, L.P. dated November 5, 2025
4.3	Promissory Note by and between the Company and GS Capital Partners, LLC dated November 10, 2025
4.4	Promissory Note Agreement by and between the Company and Auctus Fund, LLC dated November 11, 2025
4.5	First Warrant by and between the Company and Auctus Fund, LLC dated November 11, 2025
4.6	Second Warrant by and between the Company and Auctus Fund, LLC dated November 11, 2025
10.1 +	Lease Agreement by and between Limitless Entertainment, Inc. and RWBP Highland, L.P. dated October 15, 2025
10.2	Securities Purchase Agreement by and between the Company and CFI Capital, LLC dated November 3, 2025
10.3	Securities Purchase Agreement by and between the Company and Labrys Fund II, L.P. dated November 5, 2025
10.4	Securities Purchase Agreement by and between the Company and GS Capital Partners, LLC dated November 10, 2025
10.5	Securities Purchase Agreement by and between the Company and Auctus Fund, LLC dated November 11, 2025
10.6	Guaranty Agreement made by Limitless X Holdings Inc. and Jas Mathur in favor of the Landlord
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation SK. The Company undertakes to furnish supplemental copies of any omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMITLESS X HOLDINGS INC.

Date:	January 26, 2026	By:	/s/ Jaspreet Mathur
		Name:	Jaspreet Mathur
		Title:	Chief Executive Officer